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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) October 19, 2000


                              Rohm and Haas Company
             (Exact name of registrant as specified in its charter)


             Delaware                                    23-1028370
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



      100 Independence Mall West
      Philadelphia, Pennsylvania                                  19106
(Address of principal executive offices)                        (Zip Code)






Registrant's telephone number, including area code: 215-592-3000


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Item 5. Other Events

                  On October 19, 2000, the Board of Directors of Rohm and Haas Company (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock, par value $2.50 per share, of the Company (the "Common Stock"). The dividend is payable on November 3, 2000 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth (subject to adjustment) of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Company at a price of $150 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 26, 2000 (the "Rights Agreement") between the Company and EquiServe Trust Company, NA, as Rights Agent (the "Rights Agent").

                  Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with a copy of the Summary of Rights to Purchase Shares of Preferred Stock (the "Summary of Rights") a copy of which is attached to the Rights Agreement as Exhibit C. For purposes of the Rights Agreement, the descendants of each of Otto Haas and his spouse, the spouse of such descendants and any trusts and foundations established by any of them (collectively, the "Haas Family") will not be deemed to be or become an Acquiring Person unless and until such time as the Haas Family shall have become the beneficial owner of 35% or more of the outstanding Common Stock.

                  The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the shares of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.


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                  The Rights are not exercisable until the Distribution Date.
The Rights will expire on December 1, 2010 (the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

                  The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

                  The number of outstanding Rights are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

                  Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $10 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Common Stock. In the event of liquidation or dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

                  Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

                  In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate of the Acquiring Person or certain other transferees (which will thereafter be void), will thereafter have the right to receive upon exercise of the Right at the then current Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price.

                  In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person or any affiliate or associate of the Acquiring Person or certain other transferees which will have become void) will


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thereafter have the right to receive, upon the exercise of the Right at the then current Purchase Price, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) which number of shares at the time of such transaction will have a market value of two times the Purchase Price.

                  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock or the occurrence of an event described in the preceding paragraph, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

                  At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  For so long as Rights are then redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner. After the Rights are no longer redeemable the Company may, except with respect to the redemption price, amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.



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Item 7. Exhibits.

                  4. Rights Agreement, dated as of October 26, 2000, between the Company and EquiServe Trust Company, NA, as Rights Agent which includes the Certificate of Designations for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Shares of Preferred Stock as Exhibit C. Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person or group has acquired beneficial ownership of 15% or more of the shares of Common Stock or the tenth business day after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the shares of Common Stock. (Incorporated by reference to Exhibit 4 to the Company's Form 8-A dated October 26, 2000 (the "8-A")).

                  99. Press Release dated October 19, 2000. (Incorporated by reference to Exhibit 99 to the 8-A).

Item 9. Regulation FD Disclosure.

                  Rohm and Haas Company has adopted the following written policy on fair disclosure to investors:


              ROHM AND HAAS POLICY ON FAIR DISCLOSURE TO INVESTORS


POLICY STATEMENT

Rohm and Haas is committed to fair disclosure of information about Rohm and Haas without advantage to any particular analyst or investor, consistent with the Securities and Exchange Commission's Fair Disclosure Regulation ("Regulation FD") which became effective October 23, 2000. The company will continue to provide current and potential shareholders access to key information reasonably required to make an informed decision on whether to invest in Rohm and Haas stock. Consistent with Regulation FD, we also will provide investor access to management.

Rohm and Haas Company and its management believe it is in the company's best interest to maintain an active and open dialogue with shareholders and potential investors regarding the company's historical performance and future prospects. Rohm and Haas can best create shareholder value by publicly articulating its strategies, business strengths, and growth opportunities through an active dialogue. At the same time we will also guard the company's need for confidentiality about key business and operating strategies.


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COMPLIANCE

Rohm and Haas complies with all periodic reporting and disclosure requirements outlined by the Securities and Exchange Commission, including Regulation FD. It has been, and will continue to be our practice to disclose material information about the company publicly, not selectively.

COMPLIANCE GUIDELINES

Rohm and Haas has established the following guidelines to ensure compliance with Regulation FD, and avoid selective disclosure of non-public material information.

I. Disclosure Policy

Rohm and Haas will communicate its anticipated approach to compliance with Regulation FD by furnishing it in an 8K filing, posting its policy on the website, discussing it during the third quarter earnings teleconference on October 24, 2000, and posting on our website any changes in this policy as they occur.

II. Authorized Representatives of Company

a. Persons authorized to communicate on behalf of the corporation to analysts, securities market professionals and major shareholders of the corporation are limited to the Chairman and CEO, President and COO, CFO, Members of the Executive Council, Manager of Investor Relations, and Manager of Business and Financial Communications.

b. Other officers or employees of the corporation may communicate with analysts and investors as part of the corporation's investor relations program. In such instances, an authorized representative will also be present. No employee is authorized to communicate business or financial information about the company that is non-public, material information, except through company sanctioned, public disclosure.

c. Employees will be notified that, except as specified under (a) and (b) above, they should not communicate on substantive matters with analysts and investors, and refer all questions to the Manager of Investor Relations, or in his or her absence, another authorized representative.

d. Senior managers (Executive and Leadership Council) are encouraged to make appropriate announcements and to conduct interviews about their business, technology and significant developments with the media. Media interviews are exempt from FD Regulations and Guidelines.

e. Appropriate training will be provided to each authorized representative on compliance with this policy, review of public statements regarding material information and procedures for disclosing non-public information.

III. Quarterly Earnings Release Conference Calls and Updates

a. We will hold quarterly investor conference calls open to the public and media (in listen-only mode), and provide public notice about the call through a media release, by electronic distribution, and posting on First Call and the Rohm and Haas web site. For quarterly conference calls, the information will be posted on our web site approximately two weeks before the conference call.

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b. A playback of the conference call will be provided on the Rohm and Haas website after the conference call along with a transcript of the call. Both of these items will be moved to an archive section of the web, and clearly identified as historic documents a short time after they are first posted.

c. We will provide company guidance relative to Rohm and Haas financial goals. All guidance, and changes to or affirmations of guidance, will be provided through public disclosure, such as media releases or conference calls open to the public.

d. We will provide mid-quarter commentary on business. Such commentary will be publicly disclosed and available under the investors portion of www.rohmhaas.com.

IV. Analyst Models and Reports

a. We will review draft analyst reports for accuracy on publicly disclosed facts only.

V. Quiet Period

a. Rohm and Haas will observe a "quiet period," during which Rohm and Haas does not comment on financial outlook for the corporation. We will notify the public of the timing of the "quiet period" by posting this information on our website.

VI. Presentations

a. We will continue to use the safe harbor guidelines for forward-looking information as part of individual, group, and conference investor communications formats.

b. Rohm and Haas will continue to participate in securities firm-sponsored and other investor conferences. It will be our practice to issue media releases in conjunction with the major presentations scheduled during the year, and to post those presentations on our website, www.rohmhaas.com. Any inadvertent disclosures at these conferences will be disclosed via media release as soon as possible.

c. Authorized representatives will continue to meet with individual investors, groups of investors, and in company-sponsored facility tours. Similarly, we will continue to participate in other public forums at which analysts or investors could be present, including industry seminars, trade shows, employee, retiree and annual shareholder meetings, and meetings with commercial partners that are shareholders. We do not intend to disclose any material, non-public information during these meetings. If the authorized representative determines that material, non-public information has been disclosed, appropriate public disclosure will be made promptly.


FURTHER INFORMATION ABOUT REGULATION FD

All inquiries regarding the provisions or procedures of this policy should be addressed to the Corporate Secretary or the General Counsel.


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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                              ROHM AND HAAS COMPANY


DATED:  October 26, 2000                      By: /s/ Robert A. Lonergan
        ----------------                          ----------------------
                                              Name: Robert A. Lonergan
                                             Title: Vice President &
                                                     General Counsel









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                                  EXHIBIT INDEX


Exhibit No.                       Description
-----------                       -----------

         4. Rights Agreement, dated as of October 26, 2000, between the Company and EquiServe Trust Company, NA, as Rights Agent which includes the Certificate of Designations for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Shares of Preferred Stock as Exhibit C. Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person or group has acquired beneficial ownership of 15% or more of the shares of Common Stock or the tenth business day after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the shares of Common Stock. (Incorporated by reference to Exhibit 4 to the Company's Form 8-A dated October 26, 2000 (the "8-A")).

       99. Press Release dated October 19, 2000. (Incorporated by reference to Exhibit 99 to the 8-A).